September 1, 1997
                                                    Exhibit 5(i) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K
                               GREAT PLAINS FUNDS

                          INVESTMENT ADVISORY CONTRACT


         This Contract is made this 1st day of September, 1997, between FIRST COMMERCE INVESTORS, INC., a Nebraska corporation having its principal place of business in Lincoln, Nebraska (the "Adviser"), and Great Plains Funds, a Massachusetts business trust having its principal place of business in Pittsburgh, Pennsylvania (the "Trust").

        WHEREAS the Trust is an open-end management investment company as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), and is registered as such with the Securities and Exchange Commission; and

        WHEREAS Adviser is a registered investment adviser under the Investment Advisers Act of 1940 and is engaged in the business of rendering investment advisory and management services.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. The Trust hereby appoints Adviser as investment adviser for each of the portfolios ("Funds") of the Trust which executes an exhibit to this Contract, and Adviser accepts the appointments. Subject to the direction of the Trustees, Adviser shall provide investment research and supervision of the investments of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets.

         2. Adviser, in its supervision of the investments of each of the Funds, will be guided by each of the Fund's investment objective and policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statements of the Trust under the Securities Act of 1933 and the 1940 Act, and any amendments thereto (the "Registration Statements"), and exhibits thereto as may be on file with the Securities and Exchange Commission.

         3. Each Fund shall pay or cause to be paid all of its own expenses and its allocable share of Trust expenses, including, without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust; fees for investment advisory services and administrative personnel and services; expenses incurred in the distribution of its shares ("Shares"), including expenses of administrative support services; fees and expenses of preparing and printing the Registration Statements; expenses of registering and qualifying the Trust, the Funds, and Shares of the Funds under federal and state laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) to shareholders; interest expense, taxes, fees, and commissions of every kind; expenses of issue (including cost of Share certificates, if any), purchase, repurchase, and redemption of Shares, including expenses attributable to any program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds. Each Fund will also pay its allocable share of such extraordinary expenses as may arise, including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.

          4. Each of the Funds shall pay to Adviser, for all services rendered to the Fund by Adviser hereunder, the fees payable by the Fund as set forth in the exhibits attached hereto.

          5. The net asset value of each Fund's Shares as used herein will be calculated to the nearest 1/10th of one cent.

         6. Adviser may from time to time and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds) to the extent that any Fund's expenses exceed such expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

         7. This Contract shall begin for each Fund as of the date of execution on behalf of that Fund of the applicable exhibit, subject to approval by the Trustees and shareholders of such Fund in accordance with the 1940 Act, and shall continue in effect with respect to such Fund for two years from the date of such execution, or any such shorter period for such initial term as specified in such exhibit, and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or "interested persons," as that term is defined in the 1940 Act, of any such party cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified a Fund in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Fund. If a Fund is added after the first approval by the Trustees and shareholders as described above, this Contract will be effective as to that Fund upon execution of the applicable exhibit and approval by the Trustees and shareholders of that Fund in accordance with the 1940 Act, and will continue in effect until the next annual approval of this Contract by the Trustees and thereafter for successive periods of one year, subject to approval as described above.

         8. Notwithstanding any provision in this Contract, it may be terminated at any time with respect to any Fund, without the payment of any penalty, by the Trustees of the Trust or by a "vote of a majority of the outstanding voting securities" of that Fund, as that term is defined in Section 2(a)(42) of the 1940 Act, on sixty (60) days' written notice to Adviser.

         9. This Contract may not be assigned by Adviser and shall automatically terminate in the event of any "assignment," as that term is defined in the 1940 Act. Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

         10. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

         11. This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract nor interested persons of any such party (other than as Trustees of the Trust) cast in person at a meeting called for that purpose, and, where required by Section 15(a)(2) of the 1940 Act, on behalf of a Fund by a "vote of a majority of the outstanding voting securities" of that Fund as defined in Section 2(a)(42) of the 1940 Act.

         12. Adviser acknowledges that all sales literature for investment companies (such as the Trust) are subject to strict regulatory oversight. The Adviser agrees to submit any proposed sales literature for the Trust (or any Fund) or for itself or its affiliates which mentions the Trust (or any Fund) to the Trust's distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature, provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Adviser to produce sales literature for the Trust (or any Fund). The Trust agrees to cause its distributor to promptly review all such sales literature to ensure compliance with relevant requirements, to promptly advise Adviser of any deficiencies contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and to cause such sales literature to be distributed to prospective investors in the Trust.

         13 Adviser is hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust of the Trust and agrees that the obligations pursuant to this Contract of a particular Fund and of the Trust with respect to that particular Fund are limited solely to the assets of that particular Fund, and Adviser shall not seek satisfaction of any such obligation from any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

         14. The parties hereto acknowledge that the Adviser has reserved the right to grant the non-exclusive use of the name "Great Plains Funds" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor or other business enterprise, and to withdraw from the Trust and one or more of the Funds the use of the name "Great Plains Funds". The name "Great Plains Funds" may continue to be used by the Trust and each Fund so long as Adviser is the investment adviser to the Trust and thereafter as long as such use is mutually agreeable to the Adviser and the Trust.

          15. This Contract shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

         16. This Contract will become binding on the parties hereto upon their execution of the attached exhibits to this Contract, which may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


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


                                                   Exhibit 5(ii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                    EXHIBIT A
                                     to the
                          Investment Advisory Contract

                                              Great Plains Equity Fund

         For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee at the annual rate of 0.75% of the average daily net assets of the Fund.

         The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily and paid monthly to the Adviser.

         Witness the due execution hereof this 1st day of September, 1997.



  Attest:                                        FIRST COMMERCE INVESTORS, INC.




/s/ Anne E. Hansen                               By:  /s/ James Stuart, III
 Secretary                                                         Chairman



Attest:                                          GREAT PLAINS FUNDS



/s/ Victor R. Siclari                            By:  /s/ C. Christine Thomson
Secretary                                                   Vice President

                                                  Exhibit 5(iii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                    EXHIBIT B
                                     to the
                          Investment Advisory Contract

                                       Great Plains International Equity Fund

         For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee at the annual rate of 1.25% of the average daily net assets of the Fund.

         The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily and paid monthly to the Adviser.

         Witness the due execution hereof this 1st day of September, 1997.



  Attest:                                         FIRST COMMERCE INVESTORS, INC.




/s/ Anne E. Hansen                                By:  /s/ James Stuart, III
 Secretary                                                         Chairman



Attest:                                           GREAT PLAINS FUNDS



/s/ Victor R. Siclari                             By:  /s/ C. Christine Thomson
Secretary                                                   Vice President

                                                   Exhibit 5(iv) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                    EXHIBIT C
                                     to the
                          Investment Advisory Contract

                            Great Plains Premier Fund

         For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee at the annual rate of 1.00% of the average daily net assets of the Fund.

         The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily and paid monthly to the Adviser.

         Witness the due execution hereof this 1st day of September, 1997.



  Attest:                                       FIRST COMMERCE INVESTORS, INC.




/s/ Anne E. Hansen                              By:  /s/ James Stuart, III
 Secretary                                                         Chairman



Attest:                                         GREAT PLAINS FUNDS



/s/ Victor R. Siclari                           By:  /s/ C. Christine Thomson
 Secretary                                                   Vice President

                                                    Exhibit 5(v) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                    EXHIBIT D
                                     to the
                          Investment Advisory Contract

                                         Great Plains Intermediate Bond Fund

         For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee at the annual rate of 0.50% of the average daily net assets of the Fund.

         The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily and paid monthly to the Adviser.

         Witness the due execution hereof this 1st day of September, 1997.



  Attest:                                         FIRST COMMERCE INVESTORS, INC.




/s/ Anne E. Hansen                                By:  /s/ James Stuart, III
Secretary                                                         Chairman



Attest:                                           GREAT PLAINS FUNDS



/s/ Victor R. Siclari                             By:  /s/ C. Christine Thomson
 Secretary                                                   Vice President

                                                   Exhibit 5(vi) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                    EXHIBIT E
                                     to the
                          Investment Advisory Contract

                                           Great Plains Tax-Free Bond Fund

         For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee at the annual rate of 0.50% of the average daily net assets of the Fund.

         The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily and paid monthly to the Adviser.

         Witness the due execution hereof this 1st day of September, 1997.



  Attest:                                       FIRST COMMERCE INVESTORS, INC.




/s/ Anne E. Hansen                              By:  /s/ James Stuart, III
 Secretary                                                         Chairman



Attest:                                         GREAT PLAINS FUNDS



/s/ Victor R. Siclari                           By:  /s/ C. Christine Thomson
Secretary                                                   Vice President